UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 12, 2008
CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

25505 West Twelve Mile Road, Suite 3000,
Southfield, Michigan	48034-8339

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 248-353-2700
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On February 12, 2008, Credit Acceptance Corporation (the “Company”) executed Amendment No. 2 (the “Amendment”), dated as of February 12, 2008, to the Second Amended and Restated Loan and Security Agreement, dated as of August 31, 2007 among the Company, CAC Warehouse Funding Corporation II, Wachovia Bank, National Association, JPMorgan Chase Bank, N.A., Variable Funding Capital Company, LLC, Park Avenue Receivables Company LLC, Wachovia Capital Markets, LLC and Systems & Services Technologies, Inc. The Amendment extends the maturity date from February 13, 2008 to February 11, 2009 and reduces the amount of the facility from $425.0 million to $325.0 million. The reduction in the amount of the facility is due to one of the two institutional investors (the “Nonextending Investor”) not renewing their participation in the facility.
The outstanding principal balance of $75.3 million owing to the Nonextending Investor will be repaid in monthly installments of $10.8 million until its debt is reduced to zero. The amount owing to the Nonextending Investor does not reduce the amount available to be borrowed under the $325.0 million facility. As of February 12, 2008, the Company had $182.8 million outstanding on the $325.0 million facility.
Under this facility, the Company may contribute dealer loans and purchased loans to a wholly owned special purpose entity and receive 80% of the net aggregate eligible loan balance in non-recourse financing. Borrowings under the facility generally bear interest at a floating rate equal to the commercial paper rate plus 65 basis points.
The financing may be accelerated upon the occurrence of a “termination event.” A “termination event” includes but is not limited to: a default in the payment of interest or principal when due; and any breach of covenant or any material breach of representation or warranty that is not cured within the specified time following notice.
The Amendment is attached as Exhibit 4(f)(101) to this Form 8-K and incorporated herein by reference. The Amendment is also summarized in a press release issued by the Company on February 12, 2008, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 8.01. Other Events.
On February 12, 2008, the Company issued a press release announcing the execution of the Amendment. The press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
4(f)(101) Amendment No. 2 dated as of February 12, 2008, to the Second Amended and Restated Loan and Security Agreement, dated as of August 31, 2007, among the Company, CAC Warehouse Funding Corporation II, Wachovia Bank, National Association, JPMorgan Chase Bank, N.A., Variable Funding Capital Company, LLC, Park Avenue Receivables Company LLC, Wachovia Capital Markets, LLC and Systems & Services Technologies, Inc.
99.1 Press Release dated February 12, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION
(Registrant)

By:	/s/ Douglas W. Busk
Douglas W. Busk
Treasurer
February 15, 2008

EXHIBIT INDEX

Exhibit No.	Description

4 (f) (101)	Amendment No. 2 dated as of February 12, 2008, to the Second Amended and Restated Loan and Security Agreement, dated as of August 31, 2007, among the Company, CAC Warehouse Funding Corporation II, Wachovia Bank, National Association, JPMorgan Chase Bank, N.A., Variable Funding Capital Company, LLC, Park Avenue Receivables Company LLC, Wachovia Capital Markets, LLC and Systems & Services Technologies, Inc.

99.1	Press Release dated February 12, 2008.